TERMINATION OF EXCLUSIVE LICENSE AGREEMENT

     THIS TERMINATION OF EXCLUSIVE LICENSE AGREEMENT entered into as of this 19th day of March, 1997 by and among Ciro Jewelry, Inc. and Merchants T&F Inc. (henceforth collectively referred to as "Licensor") and Hyman License, Inc. ("Licensee").

                                   WITNESSETH

     WHEREAS, the Licensor entered into a License Agreement dated May 19, 1995 as amended by letter agreements dated July 7, 1995 and August 17, 1995 (henceforth collectively called "License Agreement") with Licensee for the exclusive right and license to operate Ciro retail stores within the Territory (as defined in the License Agreement); and

     WHEREAS, Licensor and Licensee desire to terminate the License Agreement effective as of the date hereof:

     NOW THEREFORE, in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto do hereby agree that the License Agreement shall be and the same is hereby cancelled, terminated and of no further force and effect, as of the date hereof, and each party is hereby relieved1 released and discharged of and from any and all past, present and future liabilities and obligations which any party had to another party under the License Agreement or otherwise.

     Notwithstanding the foregoing, it shall be expressly understood that;

     1) Licensee shall be responsible for any Royalty" (as defined within The Agreement) due under the terms of The Agreement and not paid as of the date hereof.

     2) Licensee shall be permitted to continue operating those stores it presently operates under the name Ciro as Ciro stores and accordingly shall be responsible for any Royalty due Licensor for any such store after the date hereof as if The License Agreement remained In full force and effect;

     3) Licensee shall have the right but not the obligation, in its sole discretion, to open up to four (4) additional Ciro stores after the date hereof. Should Licensee open any or all such stores said stores shall be subject to the same terms and conditions as if they had been opened with the License Agreement in full force and effect.

The parties hereto have duly executed this Agreement as of the day and year first above written.

                                                 Ciro Jewelry, Inc.
Witness

/s/ [ILLEGIBLE]
----------------------------                     By: /s/ [ILLEGIBLE]
                                                    --------------------------
                                                     President

/s/ [ILLEGIBLE]                                   Merchants T&F Inc.
----------------------------

                                                 By: /s/ [ILLEGIBLE]
                                                    --------------------------
/s/ [ILLEGIBLE]
----------------------------                     Hyman License, Inc.

                                                 By: /s/ [ILLEGIBLE]
                                                    --------------------------